Second Amendment
To The
Management Services Agreement

This Amendment (the “Amendment”), entered into this 31st day of August 2007, is to the Management Services Agreement (the “Agreement”) entered into on February 6, 2006, with an effective date of February 1, 2006, by and between White Mountain Titanium Corporation and Mr. Charles E. Jenkins.

IT IS HEREBY AGREED AS FOLLOWS:

1. The increase to compensation by 20% to reflect the devaluation of the US dollar. Such adjustment increased monthly compensation to US$6,000.00.

2. Except as amended hereby, the Agreement shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3. The terms of the Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

White Mountain Titanium Corporation

Date: August 31, 2007	By	/s/ Terese Gieselman
Terese Gieselman, Corporate Secretary

Charles E. Jenkins

Date: August 31, 2007	By	/s/ Charles E. Jenkins
Charles E. Jenkins